   As filed with the Securities and Exchange Commission on November 27, 2000
                                                              File No. 033-91820

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       To
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ---------------

                              U. S. CAN CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



          Delaware                                        06-1094196
(State or Other Jurisdiction                (I.R.S. Employer Identification No.)
of Incorporation or Organization)

         900 Commerce Drive
         Oak Brook, Illinois                                  60523
(Address of Principal Executive Offices)                    (Zip Code)



                              U. S. CAN CORPORATION
                        1994 EMPLOYEE STOCK PURCHASE PLAN
                                       and
                              U.S. CAN CORPORATION
                        1995 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)



                                 Steven K. Sims
                  Vice President, General Counsel and Secretary
                              U.S. Can Corporation
                               900 Commerce Drive
                            Oak Brook, Illinois 60523
                     (Name and Address of Agent For Service)

                                 (630) 571-2500
          (Telephone Number, Including Area Code, of Agent For Service)

                                ---------------


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                               Page 1 of 3 pages.



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                                EXPLANATORY NOTE



        The Registrant previously registered 300,417 shares of its common stock, $0.01 par value per share ("Common Stock"), on Form S-8 (File No. 033-91820) which was filed with the Securities and Exchange Commission on May 2, 1995. This Post-Effective Amendment No. 1 is being filed to remove from registration all shares of Common Stock of U.S. Can Corporation ("U.S. Can") which remain unsold at the termination of the offering of such shares under the U.S. Can Corporation 1994 Employee Stock Purchase Plan and the U.S. Can Corporation 1995 Employee Stock Purchase Plan. Such offering has been terminated in connection with a recapitalization of U.S. Can, whereby U.S. Can has merged with Pac Packaging Acquisition Corporation, with U.S. Can surviving the merger as a privately-held corporation.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oak Brook, State of Illinois, on this 21st day of November, 2000.


                                                U.S. CAN CORPORATION


                                                By: /s/ PAUL W. JONES
                                                   -----------------------------
                                                   Paul W. Jones, President,
                                                   Chief Executive Officer
                                                   and Chairman


           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their respective capacities on this 21st day of November, 2000.


               Signature                                   Title
               ---------                                   -----


/s/ PAUL W. JONES                                 President, Chief Executive
----------------------------------                Officer and Chairman
    Paul W. Jones


/s/ JOHN L. WORKMAN
---------------------------------                 Executive Vice President
    John L. Workman                               and Chief Financial Officer


/s/ JOHN R. MCGOWAN                               Vice President and Controller
---------------------------------
    John R. McGowan


/s/ CARL FERENBACH                                Director
---------------------------------
    Carl Ferenbach


/s/ RICHARD K. LUBIN                              Director
---------------------------------
    Richard K. Lubin


/s/ RICARDO POMA                                  Director
---------------------------------
    Ricardo Poma


/s/ FRANCISCO A. SOLER                            Director
---------------------------------
    Francisco A. Soler


/s/ LOUIS B. SUSMAN                               Director
---------------------------------
    Louis B. Susman